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                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statements No. 33-23474, No. 33-29585, No. 33-22550, No. 33-35128, No. 33-38702, No.
33-46824, No. 33-57235, No. 33-54081, No. 33-54085, No. 33-54087, No. 333-18267,
No. 333-22977, No. 333-36635, No. 333-89853, No. 333-66777 and No. 333-45624 of
Quanex Corporation of our report dated November 30, 2000 appearing in this Annual Report on Form 10-K of Quanex Corporation for the year ended October 31, 2000.


/s/ Deloitte & Touche LLP

Houston, Texas
January 5, 2001